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                                  EXHIBIT 23.1


                   [McBride & Reeves CPA's, LTD. Letterhead ]

            CONSENT OF MCBRIDE & REEVES, CPA'S, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Capital Advisors Acquisition Corp., of our report dated April 13, 1996, appearing in the Annual Report on Form 10-K of Capital Advisors Acquisition Corp. for the year ended December 31, 1995.


McBride & Reeves
November 1, 1996